Exhibit 10.2

                                                                  EXECUTION COPY

                               MUZAK HOLDINGS LLC

                            INCENTIVE UNIT AGREEMENT

     THIS INCENTIVE UNIT AGREEMENT (the "Agreement"), dated as of October 28, 2003, is by and between Muzak Holdings LLC, a Delaware limited liability company (the "Company"), Lon Otremba (the "Recipient") and ABRY Broadcast Partners III, L.P., a Delaware limited partnership ("ABRY").

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1. Issuance of Incentive Units.

          (a) Upon execution of this Agreement, the Company will issue to the Recipient, and the Recipient will acquire, the following: (i) 943 Class B-1 Units, (ii) 943 Class B-2 Units and (iii) 943 Class B-3 Units (collectively, the "Initial Incentive Units").

          (b) The business model of the Company is attached hereto as Exhibit A (as in effect from time to time, the "Muzak Model"); provided, that the Muzak Model may be subject to adjustment from time to time if approved in writing by the Company, the Recipient and ABRY, provided further, that if Actual EBITDA for fiscal year 2003 is less than Targeted EBITDA for fiscal year 2003, the Company will modify the Muzak Model to adjust the Targeted EBITDA for the following fiscal years accordingly. Commencing with fiscal year 2004 and so long as the Recipient is still employed by the Company, if the Company's EBITDA (on a consolidated basis) for a fiscal year as set forth in the audited financial statements for such fiscal year (the "Actual EBITDA") exceeds the Company's EBITDA (on a consolidated basis) target set forth in the Muzak Model for such fiscal year (the "Targeted EBITDA") by at least five percent (5%) (the "EBITDA Benchmark"), the Company will issue to the Recipient, and the Recipient will acquire, within thirty (30) days after the audited financial statements for such fiscal year have been delivered and reviewed by the board of directors of the Company (each such date of issuance, the "Date of Issuance"), the following: (i) 43 Class B-1 Units, (ii) 43 Class B-2 Units and (iii) 44 Class B-3 Units (collectively, the "Additional Incentive Units" and together with the Initial Incentive Units, the "Incentive Units"); provided, that if the Recipient is not eligible to be issued the Additional Incentive Units as a result of the failure of the Company to reach the EBITDA Benchmark for a particular fiscal year (a "Missed Year"), in any subsequent fiscal year(s) after a Missed Year, if Actual EBITDA for such fiscal year exceeds the EBITDA Benchmark for such fiscal year,
(i) the amount of Actual EBITDA in excess of the EBITDA Benchmark for such fiscal year (the "Excess EBITDA") may be added to the Actual EBITDA of any Missed Year(s) and (ii) if upon the addition of all or any portion of such Excess EBITDA to Actual EBITDA for any Missed Year (the "Combined EBITDA"), the Combined EBITDA equals or exceeds the EBITDA Benchmark for such Missed Year, in addition to the Additional Incentive Units for that particular subsequent fiscal year, the Recipient shall be entitled to be issued the Additional Incentive Units for such Missed Year, provided further, that the Recipient shall only be entitled to add any portion of Excess EBITDA for a fiscal year to any Missed Year's Actual EBITDA once and the Recipient shall not be entitled to be issued the Additional Incentive Units for a Missed Year more than once.

For example, for fiscal year 2004, Targeted EBITDA equals $84,291,000 and the EBITDA Benchmark equals $88,505,550. If Actual EBITDA for fiscal year 2004 equals $86,505,550, the Recipient would not be issued Additional Incentive Units and fiscal year 2004 would be deemed a Missed Year (the "2004 Missed Year"). For fiscal year 2005, Targeted EBITDA equals $94,836,000 and the EBITDA Benchmark equals $99,577,800. If Actual EBITDA for fiscal year 2005 equals $98,577,800, the Recipient would not be issued Additional Incentive Units and fiscal year 2005 would also be deemed a Missed Year (the "2005 Missed Year"). For fiscal year 2006, Targeted EBITDA equals $106,648,000 and the EBITDA Benchmark equals $111,980,400. If Actual EBITDA for fiscal year 2006 equal $110,980,400, the Recipient would not be issued Additional Incentive Units and fiscal year 2006 would also be deemed a Missed Year (the "2006 Missed Year"). For fiscal year 2007, Targeted EBITDA equals $117,624,000 and the EBITDA Benchmark equals $123,505,200. If Actual EBITDA for fiscal year 2007 equals $126,505,200, the EBITDA Benchmark for fiscal year 2007 would be met and in addition, there would be Excess EBITDA equal to $3,000,000 for fiscal year 2007. The Recipient would then be entitled to (i) add the $2,000,000 of Excess EBITDA from fiscal year 2007 to the $86,505,550 of Actual EBITDA in the 2004 Missed Year to reach the EBITDA Benchmark for fiscal year 2004 and (ii) add the remaining $1,000,000 of Excess EBITDA from fiscal year 2007 to (A) the $98,577,800 of Actual EBITDA in the 2005 Missed Year to reach the EBITDA Benchmark for fiscal year 2005 or (B) the $110,980,400 of Actual EBITDA in the 2006 Missed Year to reach the EBITDA Benchmark for fiscal year 2006. As a result, within thirty (30) days after the audited financials for fiscal year 2007 have been delivered and reviewed by the board of directors of the Company, the Company would issue to the Recipient Additional Incentive Units (i) for fiscal year 2007, (ii) for the 2004 Missed Year and (iii) for the 2005 Missed Year or the 2006 Missed Year.

          (c) Within thirty (30) days after the Recipient is issued any Incentive Units from the Company, the Recipient will make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder in the form of Exhibit B attached hereto.

     2. Vesting of Incentive Units.

          (a) Initial Incentive Units. The Initial Incentive Units of each class shall "vest" as provided in this Section 2(a). As of any date, the total number of Initial Incentive Units of any class which will be "Vested Units" shall equal the product of the total number of Initial Incentive Units of such class multiplied by the applicable "Initial Incentive Units Vesting Percentage" set forth in the following schedule for such date (except if the termination of Recipient's employment is (i) as a result of death or disability, (ii) without Company's Good Reason or (iii) for Executive's Good Reason); provided, that all of the Initial Incentive Units shall be "Vested Units" upon a Sale of the Company; provided further, that on the effective date upon which Recipient's employment by the Company or any of its Subsidiaries terminates, vesting shall immediately cease, with the effect that from and after such date the total number of Initial Incentive Units of any class which will be "Vested Units" shall equal the number of Initial Incentive Units of such class which were "Vested Units" on the effective date of such termination, whether or not a Sale of the Company occurs thereafter. If (a) the Company or any of its Subsidiaries terminates the Recipient's employment without Company's Good Reason (except if termination is a result of death or disability) or Recipient terminates his employment for Executive's Good Reason and (b) Actual EBITDA as of the effective date of the Recipient's termination equals or exceeds Targeted EBITDA as of such effective date of the Recipient's termination, on the effective date of such termination, the total number of Initial Incentive Units of any class which will be "Vested Units" shall equal (x) the total number of Initial Incentive Units of such class multiplied by the applicable "Initial Incentive Units Vesting Percentage" set forth in the following schedule for such date plus (y) the total number of Initial Incentive Units of such class multiplied by a percentage (%) equal to (i) twenty (20) multiplied by (ii) the number of days elapsed from the most recent September 29 through the effective date of Recipient's termination divided by three hundred and sixty-five (365). If Recipient's employment by the Company or any of its Subsidiaries terminates as a result of death or disability, on the effective date of such termination, the total number of Initial Incentive Units of any class which will be "Vested Units" shall equal
(x) the total number of Initial Incentive Units of such class multiplied by the applicable "Initial Incentive Units Vesting Percentage" set forth in the following schedule for such date plus (y) the total number of Initial Incentive Units of such class multiplied by twenty percent (20%) (the "Additional Vesting Percentage"); provided, that if the effective date of such termination is either on September 29, 2004, September 29, 2005, September 29, 2006, September 29, 2007 or September 29, 2008, the Additional Vesting Percentage will not apply to the Initial Incentive Units; provided further, that except for the application of the Additional Vesting Percentage to the Initial Incentive Units (if applicable) on the effective date of such termination, vesting shall immediately cease, whether or not a Sale of the Company occurs thereafter.

                                                         Initial Incentive Units
                                                         -----------------------
                           Date                            Vesting Percentage
                           ----                            ------------------
Prior to September 29, 2004                                           0 %
September 29, 2004 - September 28 2005                               20.0 %
September 29, 2005 - September 28, 2006                              40.0 %
September 29, 2006 - September 28, 2007                              60.0 %
September 29, 2007 - September 28, 2008                              80.0 %
September 29, 2008 and thereafter                                   100.0 %

          (b) Additional Incentive Units. The Additional Incentive Units of each class shall "vest" as provided in this Section 2(b). As of any date, the total number of Additional Incentive Units of any class which will be "Vested Units" shall equal the product of the total number of Additional Incentive Units of such class multiplied by the applicable "Additional Incentive Units Vesting Percentage" set forth in the following schedule for such date (except if the termination of Recipient's employment is (i) a result of death or disability,
(ii) without Company's Good Reason or (iii) for Executive's Good Reason); provided, that all of the Additional Incentive Units shall be "Vested Units" upon a Sale of the Company; provided further, that on the date upon which Recipient's employment by the Company or any of its Subsidiaries terminates, vesting shall immediately cease, with the effect that from and after such date the total number of Additional Incentive Units of any class which will be "Vested Units" shall equal the number of Additional Incentive Units of such class which were "Vested Units" on the date of such termination, whether or not a Sale of the Company occurs thereafter. If (a) the Company or any of its Subsidiaries terminates the Recipient's employment without Company's Good Reason (except if termination is a result of death or disability) or Recipient terminates his employment for Executive's Good Reason and (b) Actual EBITDA as of the effective date of the Recipient's termination equals or exceeds Targeted EBITDA as of such effective date of the Recipient's termination, on the effective date of such termination, the total number of Additional Incentive Units of any class which will be "Vested Units" shall equal (x) the total number of Additional Incentive Units of such class multiplied by the applicable "Additional Incentive Units Vesting Percentage" set forth in the following schedule for such date plus (y) the total number of Additional Incentive Units of such class multiplied by a percentage (%) equal to (i) twenty (20) multiplied by (ii) the number of days elapsed from the most recent September 29 through the effective date of Recipient's termination divided by three hundred and sixty-five (365). If Recipient's employment by the Company or any of its Subsidiaries terminates as a result of death or disability, on the effective date of such termination, the total number of Additional Incentive Units of any class which will be "Vested Units" shall equal (x) the total number of Additional Incentive Units of such class multiplied by the applicable "Additional Incentive Units Vesting Percentage" set forth in the following schedule for such date plus (y) the total number of Additional Incentive Units of such class multiplied by twenty percent (20%) (also, the "Additional Vesting Percentage"); provided, that if the effective date of such termination is on the anniversary of a Date of Issuance for any Additional Incentive Units, the Additional Vesting Percentage will not apply to such Additional Incentive Units; provided further, that except for the application of the Additional Vesting Percentage to the Additional Incentive Units (if applicable) on the effective date of such termination, vesting shall immediately cease, whether or not a Sale of the Company occurs thereafter.

                                    Date                                            Additional Incentive Units
                                    ----                                            --------------------------
                                                                                        Vesting Percentage
                                                                                        ------------------

Prior to the 1st anniversary of the applicable Date of Issuance                                 0.0 %
1st anniversary of the applicable Date of Issuance -
     prior to the 2nd anniversary of the Date of Issuance                                      20.0 %
2nd anniversary of the applicable Date of Issuance -
     prior to the 3rd anniversary of the Date of Issuance                                      40.0 %
3rd anniversary of the applicable Date of Issuance -
     prior to the 4th anniversary of the Date of Issuance                                      60.0 %
4th anniversary of the applicable Date of Issuance -
     prior to the 5th anniversary of the Date of Issuance                                      80.0 %
5th anniversary of the applicable Date of Issuance and
     thereafter                                                                               100.0 %

          (c) As of any date, the term "Unvested Units" of any class means the Incentive Units of such class which are not "Vested Units."

     3. Repurchase of Unvested Units. The Company or ABRY (directly or indirectly) may repurchase the Unvested Units of each class in the event that the Recipient's employment by the Company or any of its Subsidiaries terminates (the "Repurchase Right"). Such right shall be exercisable at any time within eighteen (18) months after the date of such termination. The aggregate repurchase price for all Unvested Units shall be $1.00.

     4. Restriction on Transfer. Without the Company's prior written consent, the Recipient will not, directly or indirectly, sell, transfer, assign, pledge or otherwise dispose of (a "Transfer") any interest in any Incentive Unit. The restrictions contained in this Section 4 will not apply to any Transfer of Incentive Units to the Recipient's spouse or descendants (whether natural, step or adopted) or, upon the Recipient's death, to the Recipient's heirs, executors or administrators, so long as the transferee (a "Permitted Transferee") executes a counterpart of this Agreement agreeing to be bound by all provisions hereof. The provisions of this Section 4 will cease to be effective upon a Qualified Public Offering.

     5. Approved Company Sale.

          (a) If the Majority of the Board and a Majority in Voting Interest approve a Sale of the Company (an "Approved Company Sale"), then the Recipient will consent to and raise no objections against the Approved Company Sale. If the Approved Company Sale is structured as a merger or consolidation, then the Recipient will waive any dissenters' rights, appraisal rights or similar rights in connection with such merger or consolidation. If the Approved Company Sale is structured as a Transfer of membership interests, then subject to the following sentence the Recipient will agree to sell all of his Incentive Units on the terms and conditions approved by the Majority of the Board and a Majority in Voting Interest. The Recipient will take all necessary or desirable actions in connection with the consummation of the Approved Company Sale as requested by the Majority of the Board, including, without limitation, executing a sale contract pursuant to which the Company's members or other selling Persons will severally (but not jointly) make the same representations, warranties and indemnities regarding the Company and its assets, liabilities and business (collectively, the "Company Reps") and such representations and warranties concerning such Person and the membership interests to be sold by such Person as may be set forth in any agreement approved by the Majority of the Board; provided, that if any Person pays any amount in connection with any claim under the Company Reps by the purchaser or purchasers in such Approved Company Sale (a "Company Loss"), then the Recipient will simultaneously contribute to an amount equal to the Recipient's pro rata share (based upon the amount of consideration received in such Approved Company Sale) of such Company Loss.

          (b) The obligations of the holders of Securities pursuant to Section 5(a) are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Company Sale, the selling Persons will receive the same form of consideration and the same portion of the aggregate consideration such Persons would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the LLC Agreement as in effect immediately prior to the consummation of the Approved Company Sale (and, if less than all of the outstanding membership interests of the Company are being sold in the Approved Company Sale, then the form and portions of aggregate consideration shall be determined as if the membership interests included in the Approved Company Sale were all of the outstanding membership interests of the Company then outstanding); and (ii) if any selling Persons are given an option as to the form and amount of consideration to be received, each selling Person will be given the same option.

          (c) If the Majority of the Board, the Company or any member of the Company enters into any negotiation or transaction for which Rule 506 under the Securities Act (or any similar rule then in effect) promulgated by the Securities Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), then if the Recipient is not an "accredited investor," as that term is defined in Regulation D as promulgated under the Securities Act, then at the request of the Company the Recipient will appoint either a purchaser representative (as such term is defined in Rule 501 under the Securities Act) designated by the Company, in which event the Company will pay the fees of such purchaser representative, or another purchaser representative (reasonably acceptable to the Company), in which event such holder will be responsible for the fees of the purchaser representative so appointed.

          (d) All selling Persons will bear their pro rata share (based upon the amount of consideration received or proposed to be received in the applicable actual or proposed Approved Company Sale) of the costs of any actual or proposed Approved Company Sale to the extent such costs are incurred for the benefit of all such Persons and are not otherwise paid by the Company or the acquiring party.

     6. Further Assurances. In the event that the Majority of the Board approves a recapitalization of, or a transaction requiring the recapitalization of, the Company or its Subsidiaries, including, without limitation, a public offering and sale of securities pursuant to an effective registration statement under the Securities Act, then the Recipient will take all necessary or desirable actions in connection with the consummation of such recapitalization or transaction as the Majority of the Board or a Majority in Voting Interest so request subject to the following limitation: immediately after any such recapitalization or transaction, each member of the Company shall hold securities of the applicable surviving entity with rights, preferences and privileges substantially equivalent to the securities held by such member immediately prior to such recapitalization or transaction. Without limiting the generality of the foregoing, if requested as provided in the immediately preceding sentence, then the Recipient will take such actions as may be necessary or desirable for the Company to convert to a corporate form, including without limitation the approval of a merger of the Company with and into a corporation, with the result that each member of the Company shall hold capital stock of such surviving corporation.

     7. Lock-Up. The Recipient will not effect any Transfer (including sales pursuant to Rule 144) of Incentive Units during the seven days prior to and the 180-day period beginning on the effective date of any underwritten registered offering of securities of the Company unless the underwriter(s) managing such underwritten registration otherwise agree.

     8. Legend. Each instrument evidencing Incentive Units will be stamped or otherwise imprinted with a legend in substantially the following form:

        THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE SUBJECT TO AN INCENTIVE UNIT AGREEMENT DATED AS OF OCTOBER 28, 2003 AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY"), A CERTAIN PARTY, AND THE INITIAL HOLDER THEREOF, AS MAY BE AMENDED FROM TIME TO TIME. A COPY OF SUCH INCENTIVE UNIT AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.


     9. Definition. When used in this Agreement, the following terms have the respective meaning set forth in the Fourth Amended and Restated Limited Liability Company Agreement of the Company, dated as of March 15, 2002, as amended or restated from time to time, by and among and the Members of the Company (the "LLC Agreement"):

                  Class A Unit
                  Class A-1 Unit
                  Class A-2 Unit
                  Class B-1 Unit
                  Class B-2 Unit
                  Class B-3 Unit
                  Common Unit
                  Majority in Voting Interest
                  Majority of the Board
                  Members
                  Securities
                  Subsidiaries
                  Unpaid Yield
                  Unreturned Common Investment Unit Capital Value


In addition, the following terms have the following respective meanings:

"Company's Good Reason" shall have the meaning ascribed to it in that certain Executive Employment Agreement, by and among the Company, Muzak LLC, a Delaware limited liability company, and the Recipient, dated as of September 29, 2003 (as may be in effect from time to time).

"Executive's Good Reason" shall have the meaning ascribed to it in that certain Executive Employment Agreement, by and among the Company, Muzak LLC, a Delaware limited liability company, and the Recipient, dated as of September 29, 2003 (as may be in effect from time to time).

"Person" means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization or any other entity (including, without limitation, any governmental entity or any department, agency or political subdivision thereof).

"Qualified Public Offering" means the sale in a public offering registered under the Securities Act of membership interests of the Company or any of its successors (A)(i) providing net proceeds to the Company or any of its successors and the selling equity holders of at least $25,000,000 or (ii) where at least twenty-five percent (25%) (determined after such offering) of the outstanding Common Units or any of its successors have been sold in such sale and (B) the offering price per Common Unit in such public offering is greater than the highest Unpaid Yield and Unreturned Common Investment Unit Capital Value attributable to any Class A Unit, Class A-1 Unit and Class A-2 Unit as of immediately prior to such public offering (as adjusted for any unit or stock split, or dividend or distribution or any other recapitalization in contemplation of such public offering).

"Sale of the Company" means the sale of the Company and/or its Subsidiaries to one or more Persons in which the purchaser(s) directly or indirectly acquire (i) membership interests of the Company constituting a majority (by voting power) of the membership interests of the Company on a fully-diluted basis (whether by merger, consolidation, sale or Transfer of any or all of the Company's outstanding securities) or (ii) all or substantially all of the Company's assets determined on a consolidated basis (including the equity securities or assets of the Company's Subsidiaries).

"Securities Act" means the Securities Act of 1933, as amended from time to time.

     10. General Provisions.

          (a) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          (b) Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Company, Recipient and ABRY and their respective successors and assigns (including subsequent holders of Incentive Units); provided, that the rights and obligations of the Recipient (and his Permitted Transferees) under this Agreement shall not be assignable except in connection with a transfer of Incentive Units permitted by this Agreement.

          (c) Remedies. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

          (d) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, the Recipient and ABRY.

          (e) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company's chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

          (f) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          (g) Governing Law. All issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          (h) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Company, the Recipient and ABRY at the respective addresses listed below:

If to the Company:

         Muzak Holdings LLC
         3318 Lakemont Blvd
         Fort Mill, SC  29708
         Attn:  General Counsel

         with copies (which will not constitute notice to the Company) to:
         ----------------------------------------------------------------

         ABRY Partners, LLC
         111 Huntington Avenue
         30th Floor
         Boston, MA  02199-7610
         Attn:  Peni Garber

         and

         Kirkland & Ellis LLP
         153 East 53rd Street
         New York, NY  10022
         Attn:  John L. Kuehn, Esq.
                   Lisa A. Anastos, Esq.

If to the Recipient:

         Lon Otremba
         318 Kenmore Road
         Douglaston, NY  11363

         with a copy (which will not constitute notice to the Recipient):
         ---------------------------------------------------------------

         Franklin, Weinrib, Rudell & Vassallo, P.C.
         488 Madison Avenue
         New York, NY  10022
         Attn:  Daniel M. Wasser, Esq.

If to ABRY:

         ABRY Broadcast Partners III, L.P.
         c/o ABRY Partners, LLC
         11 Huntington Avenue
         30th Floor
         Boston, MA  02199-7610
         Attn:  Peni Garber

         with a copy (which will not constitute notice to ABRY) to:
         ---------------------------------------------------------

         Kirkland & Ellis LLP
         153 East 53rd Street
         New York, NY  10022
         Attn:  John L. Kuehn, Esq.
                   Lisa M. Anastos, Esq.

Or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

          (i) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

          (j) Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

          (k) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

          (l) Entire Agreement. Except as otherwise expressly set forth herein, this Agreement and the other agreements referred to herein embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral which may have related to the subject matter hereof in any way.

     11. Forward-Looking Projections. The Recipient acknowledges by initialing below that the actual future value of the Incentive Units, if any, is not guaranteed and is subject to fluctuation, with any such future value being determined by the actual performance of the Company and the timing and terms of its sale. (Initials of Recipient)



                                    * * * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Incentive Unit Agreement as of the date first written above.





                                            ------------------------------------
                                            LON OTREMBA



                                            MUZAK HOLDINGS LLC


                                            By:
                                                     ---------------------------
                                                     Name:
                                                     Title:



                                            ABRY BROADCAST PARTNERS III, L.P.

                                            By:      ABRY Equity Investors, L.P.
                                            Its:     General Partner

                                            By:      ABRY Holdings III, LLC
                                            Its:     General Partner

                                            By:      ABRY Holdings III Co.
                                            Its:     Sole Member


                                            By:
                                                     ---------------------------
                                                     Name:
                                                     Title:


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







                                    EXHIBIT A

                                   MUZAK MODEL


                                  See attached.

                                    EXHIBIT B

                      ELECTION TO INCLUDE PROPERTY IN GROSS
                     INCOME PURSUANT TO SECTION 83(b) OF THE
                              INTERNAL REVENUE CODE



Date of Election:  October ___, 2003


     The undersigned purchased certain Class B Units (the "Units") of Muzak Holdings LLC, a Delaware limited liability company (the "Company"), on the date of this Election. Under certain circumstances, the Company or its majority member has the right to repurchase the Units from the undersigned (or from the holder of the Units, if different from the undersigned) at the undersigned's original cost should the undersigned cease to be employed by a subsidiary of the Company. Hence, the Units are subject to a substantial risk of forfeiture and are nontransferable. The undersigned desires to make an election to have the Units taxed under the provision of Code ss.83(b) at the time he purchased the Units.


     Therefore, pursuant to Code ss.83(b) and Treasury Regulation ss.1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Units (described below), to report as taxable income for calendar year 2003 the excess (if any) of the Units' fair market value on the date of this Election over the purchase price thereof.


The following information is supplied in accordance with Treasury Regulation ss.1.83-2(e):

1.   The name, address and social security number of the undersigned:


                                            Lon Otremba
                                            318 Kenmore Road
                                            Douglaston, NY  11363
                                            SS# __________________

2. A description of the property with respect to which the election is being made:


                                            943  Class B-1 Units
                                            943  Class B-2 Units
                                            943  Class B-3 Units

3. The date on which the property was transferred: the date of this Election. The taxable year for which such election is made: calendar 2003.



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


4. The restrictions to which the property is subject: if, at any time, the undersigned ceases to be employed by the Company or a subsidiary of the Company, all of the unvested Units shall be subject to repurchase by the Company within eighteen months after the date of such termination at an aggregate price of $1.00.

5. The fair market value on the date of purchase of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $_________.

6.   The amount paid for such property: $0.



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



     A copy of this election has been furnished to the Secretary of the Company pursuant to Treasury Regulation ss.1.83-2(e)(7).



                                   -----------------------------
                                   Lon Otremba